CONTACT: Bruce Zurlnick                   Leigh Parrish/Melissa Myron
         Senior Vice President and        Media Contact: Melissa Merrill
         Chief Financial Officer          Financial Dynamics
         Finlay Enterprises, Inc.         (212) 850-5600
         (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

                    FINLAY ENTERPRISES REPORTS 0.7% INCREASE
                  IN THIRD QUARTER COMPARABLE DEPARTMENT SALES

NEW YORK, NY, NOVEMBER 4, 2004 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced a
0.7% increase in comparable department sales (departments open for the same months during the comparable period) for the third quarter ended October 30,
2004. Total sales for the third quarter also increased 0.7% to $166.9 million from $165.8 million in the third quarter of 2003.

Comparable department sales for the nine months ended October 30, 2004 increased
3.6%. Total sales for the nine month period were $543.1 million compared to
$523.4 million in the first nine months of 2003, an increase of 3.8%.

The Company will report full results for the third quarter on November 18, 2004.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $902.4 million in fiscal 2003. The number of locations at the end of the third quarter of fiscal 2004 totaled 975.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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